Exhibit 23.01
                        Consent of Scarano & Tomaro, P.C.


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April 6, 1998

USA Bridge Construction of N.Y., Inc.
53-09 97th Place
Corona, NY  11368

We hereby consent to the use of our name "as experts", in the "Summary Financial Data" section and the use of our opinion dated October 4, 1997 for USA Bridge Construction of N.Y., Inc., to be included in the Post Effective Amendment No. 2 to Form SB-2 Registration Statement being filed for USA Bridge of Construction of N.Y., Inc.

Very truly yours,
/s/ Scarano & Tomaro, P.C.
Scarano & Tomaro, P.C.
Syosset, New York